United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Special Meeting of Stockholders held on September 8, 2023 (the “Special Meeting”), Digital Health Acquisition Corp., a Delaware corporation (the “Company”), filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on September 8, 2023 (the “Charter Amendment”), to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 8, 2023, the Company held its Special Meeting, at which 3,742,426 shares of common stock of the Company, par value $0.0001 (the “Common Stock”) or 89.47% of the shares entitled to vote at the Special Meeting were present or represented by proxy, which constituted quorum for the transaction of business. Proxies for the Special Meeting were solicited by the Company’s board of directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation.

For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the SEC on August 28, 2023 (the “Proxy Statement”). As of August 14, 2023, the record date for the Special Meeting, there were 4,183,123 shares of Common Stock issued and outstanding. The final votes on the proposals presented at the Special Meeting were as follows:

Proposal No.1: To approve the amendment of the Company’s amended and restated certificate of incorporation to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the SEC (the “Charter Amendment Proposal”). The Charter Amendment Proposal required the affirmative vote of holders of at least 65% of the outstanding shares of our Common Stock. Abstentions and broker non-votes had the same effect as votes against the proposal. The Charter Amendment Proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,742,423	3	0	0

Proposal No.2: To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal (the “Adjournment Proposal”). The proposal required the affirmative vote of the majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Since the Charter Amendment Proposal received sufficient votes for approval, the Adjournment Proposal was not considered at the Special Meeting. However, for completeness of the record, the Adjournment Proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,742,426	0	0	N/A

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Digital Health Acquisition Corp. filed on September 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2023

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman